Exhibit 10.1

DORMAN PRODUCTS, INC.
AMENDED AND RESTATED INCENTIVE STOCK PLAN

1.	Purpose of Plan

The Plan is intended as an additional incentive to employees’ directors, consultants and advisors to enter into or remain in the employ or service of Dorman Products, Inc., a Pennsylvania Corporation (the “Company”), or its Affiliates (as defined below) and to devote themselves to the Company’s success by providing them with an opportunity to acquire or increase their proprietary interest in the Company through the receipt of Options.

2.	Definitions

(a)          “Affiliate” means any corporation which is a parent corporation of the Company within the meaning of section 424(e) of the Code or a subsidiary corporation of the Company within the meaning of section 424(f) of the Code.

(b)          “Board” means the board of directors of the Company.

(c)           “Code” means the Internal Revenue Code of 1986, as amended.

(d)          “Committee” means the committee described in Paragraph 5(a).

(e)          “Date of Grant” means the date on which an Option is granted.

(f)           “Eligible Persons” means the persons described in Paragraph 7 as being eligible to receive Options.

(g)          “Fair Market Value” per Share means, on any given date, the last sale price of Shares as reported on a national securities exchange or, if Shares are not listed on a national securities exchange, as reported on the NASDAQ National Market System or, if not included on the NASDAQ National Market System but otherwise included in NASDAQ or, if not included in NASDAQ but subject to quotations included on the “pink sheets” otherwise disseminated, then the fair market value per Share shall be the mean between the closing “bid” and “asked” prices thereof, as applicable and as the Committee determines, or if the Shares are not so reported, the fair market value of Shares determined by the Committee in good faith.

(h)          “Incentive Stock Option” means an Option granted under the Plan, intended to be an “incentive stock option” within the meaning of Section 422(b) of the Code, designated by the Committee at the time of such grant as an Incentive Stock Option and containing the terms specified herein for Incentive Stock Options.

(i)           “Non-Qualified Option” means an Option granted under the Plan, designated by the Committee at the time of such grant as a Non-Qualified Option and containing the terms specified herein for Non-Qualified Options, or any Option granted under the Plan which fails to qualify as an Incentive Stock Option.

(j)           “Option” means any stock option granted under the Plan and described in either Paragraph 3(a) or Paragraph 3(b).

(k)          “Optionee” means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

(l)           “Plan” means the Dorman Products, Inc. Amended and Restated Incentive Stock Plan.

(m)         “Rule 16b-3” means Rule 16b-3 (or any similar rule) promulgated by the Securities and Exchange Commission.

(n)          “Share” or “Shares” means a share or shares of common stock, $0.01 par value, of the Company.

(o)          “Ten Percent Shareholder” means a person who, on the Date of Grant, owns, either directly or within the meaning of the attribution rules of section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporation, as defined respectively in sections 424(e) and (f) of the Code, provided that the employer corporation is the Company or an Affiliate.

3.	Rights To Be Granted

Rights that may be granted under the Plan are:

(a)           Incentive Stock Options, which give the Optionee one right for a specified time period to purchase a specified number of Shares for a price not less than the Fair Market Value on the Date of Grant; and

(b)           Non-Qualified Options, which give the Optionee the right for a specified time period to purchase a specified number of Shares for a price to be determined by the Committee on the Date of Grant.

4.	Stock Subject to Plan

The maximum number of Shares that may be issued pursuant to the Plan upon exercise of Options is 1,172,500, subject to adjustment as provided in Paragraph 12. The Shares so delivered may, at the Company’s option, be either Treasury Shares or Shares originally issued for such purpose. If an option covering Shares terminates or expires without having been exercised in whole or in part, additional Options may be granted covering the Shares as to which the Option was not exercised.

5.	Administration of Plan

(a)           The Plan shall be administered by the Board without participation by any director on any matter pertaining to him. However, the Board may designate a Committee composed of two or more of its members each of whom shall be an “outside director” within the meaning of Treasury Regulation Section 1.162-27(e) to operate and administer the Plan in its stead.

(b)           The Committee shall hold meetings at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum. Acts approved at a meeting by a majority of the members and the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

(c)           The Committee shall, from time to time at its discretion, grant Options to Eligible Persons pursuant to the terms of the Plan. The Committee shall have plenary authority to determine the Eligible Persons to whom, and the times at which, Options shall be granted, the number of Options to be granted and the price and other terms and conditions thereof, subject, however, to the express provisions of the Plan. In making such determinations, the Committee may take into account the nature of each Eligible Person’s services and responsibilities’ such Eligible Person’s present and potential Contribution to the Company’s success and such other factors as it may deem relevant. The interpretation and construction by the Committee of any provision of the Plan or of any Option granted under it shall be final, binding and conclusive.

(d)           Each member of the Committee shall be entitled, without further act on his or her part, to indemnity from the Company and limitation of liability to the fullest extent provided by applicable law and the Company’s Articles of Incorporation and/or By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be a member of the Committee at the time of the action, suit or proceeding.

6.	Grant of Rights

(a)           The Committee may grant Options to Eligible Persons.

(b)           The grant of an Option pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Optionee as an employee, director, consultant or advisor of the Company or any Affiliate.

7.	Eligibility

(a)           All employees, directors, consultants and advisors of the Company or its Affiliates shall be Eligible Persons, eligible to receive grants of Options. An Eligible Person may receive more than one Option but only on the terms and conditions, and subject to the restrictions of the Plan. No Optionee shall be granted Options to receive, in the aggregate, more than 10% of the Shares that may be issued pursuant to the Plan.

(b)           An Incentive Stock Option shall not be granted to a Ten Percent Shareholder except on such terms as are provided in Paragraphs 8(b) and 8(f) with respect to such a person. An Incentive Stock Option shall not be granted to an Eligible Person who is not an employee of the Company.

8.	Option Agreements and Terms

All Options shall be evidenced by Option agreements that shall be executed on behalf of the Company and by the respective Optionees. The terms of Option agreements need not be identical as between Optionees, or for Options granted at any particular time, and shall be determined from time to time by the Committee, consistent, however, with the following:

(a)           Time of Grant. All Options shall be granted within 10 years of the date of adoption of the Plan.

(b)           Option Price. In the case of an Incentive Stock Option, the Option price per Share shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant; provided, however, that with respect to any Incentive Stock Options granted to a Ten Percent Shareholder, the option price or Share shall not be less than 110% of the Fair Market Value of a Share on the Date of Grant. In the case of a Non-Qualified Option, the Option price per Share shall be determined by the Committee in its discretion, and may be less than, greater than or equal to the Fair Market Value of a Share on the Date of Grant.

(c)           Restrictions on Transferability. No Option shall be transferable otherwise than by will or the laws of descent and distribution and, during the lifetime of the Optionee, shall be exercisable only by such Optionee. Upon the death of Optionee, the person to whom the rights shall have passed by will or by the laws of descent and distribution may exercise any Options only in accordance with the provisions of Paragraph 8(f).

(d)           Payment Upon Exercise of Options. Full payment for Shares purchased upon the exercise of an Option shall be made in cash or, at the election of the Optionee and as the Committee may, in its sole discretion, approve in the Option agreement by surrendering Shares with an aggregate Fair Market Value (determined on the date of the delivery of the Shares) equal to the aggregate Option price, or by delivering such combination of Shares and cash as the Committee may, in its sole discretion, approve in the Option agreement.

(e)           Issuance of Certificate upon Exercise of Options; Payment of Cash. Only whole Shares shall be issuable upon exercise of Options. Any right to a fractional Share shall be satisfied in cash by multiplying the fractional Share by the Fair Market Value of a Share on the date the Option is exercised. Subject to Paragraph 14, upon payment of the option price, a certificate for the number of whole Shares and a check for the Fair Market Value on the date of exercise of any fractional Share to which the Optionee is entitled shall be delivered to such Optionee by the Company.

(f)           Termination of Options. No Option shall be exercisable after the first to occur of the following:

(i)           Expiration of the Option term specified in the Option agreement, which in no event shall exceed (A) ten years from the Date of Grant, or (B) five years from the Date of Grant in the case of an Optionee who is a Ten Percent Shareholder;

(ii)          Expiration of thirty days from the date of the termination or cessation of employment under Paragraph 9 of the Plan of an Optionee who is a director or employee of the Company or an Affiliate, for any reason other than disability (within the meaning of section 22(e)(3) of the Code) or death;

(iii)         Expiration of one year from the date of termination or cessation of employment under Paragraph 9 of the Plan of an Optionee who is a director or employee of the Company or an Affiliate due to the Optionee’s disability (within the meaning of section 22(e)(3) of the Code) or death, provided that no Option that was not exercisable at such termination or cessation of employment shall become exercisable following such termination or cessation of employment; or

(iv)         The date, if any, set by the Committee to be an accelerated expiration date in the event of the occurrence of a transaction or series of related transactions as set forth in Paragraph 13 of the Plan.

(g)           Date of Exercise. The date of exercise of an option shall be the date on which written notice of exercise and payment in full of the option price shall be received by the Company in accordance with the provisions of the Option agreement. Each such exercise shall be irrevocable when given. Each notice of exercise must (i) specify the Incentive Stock Option, Non-Qualified Option, or combination thereof, being exercised; and (ii) include a statement of preference (which shall not be binding on the Committee) as to the manner in which payment to the Company shall be made (Shares, cash or combination of Shares and cash). Notwithstanding the above, should the Company be advised by counsel that issuance of Shares should be delayed pending: (A) registration under federal or state securities laws or (B) the receipt of an opinion that ban appropriate exemption therefrom is available, the Company may defer exercise of any Option granted hereunder until either such event in (A) or (B) has occurred.

(h)           Multiple Grants of Incentive Stock Options and Non-Qualified Options. The grant, exercise, termination or expiration of any Incentive Stock Option or Non Qualified Option shall, by itself, have no effect upon any other Incentive Stock Option or Non-Qualified Option held by the same Optionee.

9.	Termination or Cessation of Employment

For purposes of the Plan:

(a)           a transfer of an employee between two employers, each of which is the Company or an Affiliate, shall not be deemed a termination or cessation of employment; and

(b)           the end of the term of office of an Optionee or Participant who is a director of the Company or an Affiliate but who is not an employee, consultant or advisor of the Company or an Affiliate and who is not reelected as a director of the Company or an Affiliate shall be deemed a termination or cessation of employment.

10.	Limitation on Exercise of Incentive Stock Options

The aggregate Fair Market Value (determined as of the time Options are granted) of the Shares with respect to which Incentive Stock Options may first become exercisable by an Optionee in any one calendar year under the Plan and under any Other Plan of the Company and its Affiliates, shall not exceed $100,000. The limitations imposed by this Paragraph 10 shall apply only to Incentive Stock Options granted under the Plan, and not to any other Options. In the event an individual receives an Option intended to be an Incentive Stock Option which is subsequently determined to have exceeded the limitation set forth above, or if an individual is granted options that first become exercisable in a calendar year that have an aggregate Fair Market Value (determined as of the time the options are granted) that exceeds the limitations set forth above, the Options in excess of the limitation shall be treated as Non-Qualified Options.

11.	Rights as Stockholders

No Optionee shall have any right as a stockholder with respect to any Shares subject to his Options until the date of the issuance of a stock certificates to him or her for such Shares.

12.	Changes in Capitalization

In the event of a stock dividend, stock split, recapitalization, combination, subdivision, issuance of rights, or other similar corporate change, the board shall make full anti-dilution adjustments in the aggregate number of Shares that may be covered by Options agreements issued pursuant to the Plan, the number of Shares that may be the subject of any individual grant of Options, and the number of Shares subject to, and the option price of, each then-outstanding Option.

13.	Mergers, Dispositions and Certain Other Transactions

If, during the term of any Option agreement, the Company or any Affiliate shall be merged into or consolidated with or otherwise combined with or acquired by another person or entity, or there is a divisive reorganization or a liquidation or partial liquidation of the Company, the Committee may choose to take no action with regard to some or all of the Options outstanding or, notwithstanding any other provision of the Plan, to take any of the following courses of action:

(a)           Not less than 15 days nor more than 60 days prior to any such transaction, to notify all Optionees that their Options shall expire on the 15th day after the date of such notice in which event all Optionees shall have the right to exercise any or all of their Options prior to such new expiration date; or

(b)           The Company may provide any agreement with respect to any such merger, consolidation, combination or acquisition that the surviving, new or acquiring corporation shall grant options to the Optionees to acquire shares in such Corporation with respect to which:

(i)           the excess of the fair-market value of the shares of such corporation immediately after the consummation of such merger, consolidation, combination or acquisition over the option price, shall be as nearly equal to, but not greater than, the excess of the Fair Market Value of the Shares over the option price of Options immediately prior to the consummation of such merger, consolidation, combination or acquisition; and

(ii)          on a share-by-share basis, the ratio of the option price to the fair market value of the shares of the surviving, new, or acquiring corporation immediately after such merger, consolidation, combination or acquisition is no more favorable to the Optionee than the ratio of the option price to the Fair Market Value of the Shares immediately before such merger, consolidation, combination or acquisition; or

(c)           The Company shall take such other action as the Board shall determine to be reasonable under the circumstances in order to permit Optionees or Participants to realize the value of rights granted to them under the Plan.

14.	Delivery of Certificates for Shares; Tax Withholding

The Company shall not be obligated to deliver any stock certificates for Shares issuable on the exercise of Options until such Shares have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding Shares of such class at the time of the award are listed nor until there has been compliance with such laws or regulations as the Company may be deemed applicable, including without limitation, registration or qualification of such Shares under any federal or state law. If the Optionee is an employee of the Company or its Affiliates, the Optionee shall make available to the Company an amount sufficient to satisfy all Federal, state and local Withholding tax requirements prior to the delivery or transfer of any certificate or certificates for Shares issuable on the exercise of an Option. The Committee may, in its sole discretion, provide in the Option agreement that the Company may retain from the Shares which are otherwise issuable or deliverable to the Optionee a number of Shares which have a Fair Market Value (determined on the date of delivery of the shares) equal to such tax liability. Notwithstanding the above, the Company’s obligation to make any delivery or transfer of Shares shall be conditioned on the Optionee’s Compliance to the Company’s satisfaction with any withholding requirement imposed by Federal, state or local law.

15.	Interpretation

The Committee shall have the power to interpret the Plan and to make and amend rules for putting it into effect and administering it. It is intended that the Incentive Stock options granted under the Plan shall constitute incentive stock options within the meaning of section 422 of the Code, that Shares transferred pursuant to the exercise of Non-Qualified options shall constitute property subject to federal income tax pursuant to the provisions of Section 83 of the Code and, if section 16(b) of the Securities Exchange Act of 1934, as amended, applies to any Optionee, that the Plan shall qualify for the exemption available under Rule 16b-3. The provisions of the Plan shall be interpreted and applied insofar as possible to carry out such intent.

16.	Amendments

The Plan may be amended by the Board, but any amendment that increases the aggregate number of Shares that may be issued pursuant to the Plan upon exercise of Incentive Stock Options (otherwise than pursuant to Paragraph 12), that changes the class of individuals eligible to receive Incentive Stock Options or that otherwise requires the approval of the stockholders of the Company in order to comply with the requirements of Rule 16b-3 shall require such approval as is necessary to satisfy the requirements of the Rule 16b-3 and as is required by applicable state law, as then in effect, to make the amendment effective. No outstanding Option shall be affected by any such amendment without the written consent of the Optionee, or other person then entitled to exercise such Option.

17.	Securities Law

The Committee shall have the power to make each grant under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934, including Rule 16b-3.

18.	Effective Date and Term of Plan

The Plan shall become effective on the date of adoption of the Plan, and shall expire on the day before the tenth anniversary of the date of adoption of the Plan, unless sooner terminated by the Board. The Board shall submit this Plan to the stockholders of the Company for their approval at the first annual meeting of stockholders held after the adoption of the Plan by the Board. Any Option granted before the approval of the Plan by the Company’s Stockholders shall be expressly conditioned upon, and shall not be exercisable until, approval. If such stockholder approval is not received within one year from the date of the adoption of the Plan by the Board, all Options granted under the Plan shall expire.

19.	Restrictions on Share Transferability and Repurchase Rights

The Committee, in its discretion, may include in an Option agreement (i) restrictions on the transferability of Shares acquired under the Plan and (ii) circumstances under which the Company shall have repurchase rights in Shares at a price determined under the Option agreement. Shares shall bear an appropriate legend-evidencing any such transfer restrictions or repurchase rights.

20.	General

Each Option agreement shall contain such terms and conditions not inconsistent with the Plan as the Committee may determine. The issuance of Shares on the exercise of an Option shall be subject to all of the applicable requirements of the Pennsylvania Business Corporation Law of 1988, as amended from time to time, and other applicable laws, including federal or state securities laws, and all Shares issued under the Plan shall be subject to the terms and restrictions contained in the Articles of Incorporation of the Company, as amended from time to time. Among other things, the Optionee may be required to deliver an investment representation to the Company in connection with any other exercise of such Option or to agree to refrain from selling or otherwise disposing of the Shares acquired for a specified period of time or on specified terms.